Filed pursuant to Rule 424(b)(5)
Registration No. 333-130036

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
XL Capital Ltd 6.25% Senior Notes due 2027	$325,000,000	99.805%	$324,366,250	$9,958.04

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3ASR (File No. 333-130036).

Prospectus Supplement (To prospectus dated December 1, 2005)

$325,000,000

XL Capital Ltd
6.25% Senior Notes due 2027

We are offering $325,000,000 aggregate principal amount of our 6.25% Senior Notes due 2027, which we refer to as the “Senior Notes.” The Senior Notes offered hereby will mature on May 15, 2027. Interest on the Senior Notes is payable on November 15 and May 15 of each year, beginning November 15, 2007. The Senior Notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

We may redeem the Senior Notes in whole at any time, or in part from time to time, at a make-whole redemption price described in this prospectus supplement. We may redeem the Senior Notes in whole, but not in part, at any time upon the occurrence of certain tax events as described in this prospectus supplement.

The Senior Notes will be unsecured and rank equally with all our existing and future unsecured unsubordinated debt. The Senior Notes will be junior to all our future secured debt and rank senior to all our future subordinated debt, in each case, when, and if, issued. The Senior Notes will be structurally subordinated to losses and loss expenses and other obligations of our subsidiaries.

See “Risk Factors” on page S-4 of this prospectus supplement to read about important factors you should consider before buying the Senior Notes.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discounts	Proceeds to Us Before Expenses
Per Note	$998.05	$4.71	$993.34
Total	$324,366,250.00	$1,530,750.00	$322,835,500.00

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Senior Notes will accrue from May 7, 2007 and must be paid by the underwriters if the Senior Notes are delivered after May 7, 2007.

The underwriters expect to deliver the Senior Notes through the facilities of The Depository Trust Company against payment in New York, New York on or about May 7, 2007.

Sole Book-Runner

Goldman, Sachs & Co.

Co-Managers

Banc of America Securities LLC	BNP PARIBAS	BNY Capital Markets, Inc.
Calyon Securities (USA) Inc.	HSBC	HVB Capital Markets, Inc.
ING Wholesale Banking	KeyBanc Capital Markets	Lloyds TSB Corporate Markets
Mitsubishi UFJ Securities	Mizuho Securities USA Inc.	The Williams Capital Group, L.P.

May 2, 2007.

You should carefully read this prospectus supplement and the prospectus delivered with this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the Senior Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Senior Notes.

-i-

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of Senior Notes. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Senior Notes in certain jurisdictions may be restricted by law. XL Capital Ltd and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Senior Notes in any jurisdiction in which such offer or invitation would be unlawful.

XL Capital Ltd is prohibited from making any invitation to the public of the Cayman Islands to purchase Senior Notes. Non-resident or exempted companies or other non-resident or exempted entities established in the Cayman Islands, however, may purchase Senior Notes.

In this prospectus supplement and the accompanying prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

-ii-

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the Senior Notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. In this prospectus supplement, “XL Capital,” “we,” “our,” “ours” and “us” refer to XL Capital Ltd unless the context otherwise requires.

XL Capital Ltd

We, through our subsidiaries, are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. Our telephone number is (441) 292-8515. Our website address is www.xlcapital.com. The information contained on our website is not incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

You can also obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

THE OFFERING

Issuer	XL Capital Ltd.

Notes	$325,000,000 aggregate principal amount of 6.25% Senior Notes due 2027.

Maturity	May 15, 2027.

Interest Payment Dates	November 15 and May 15 of each year, commencing on November 15, 2007.

Ranking	The Senior Notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness.

As of March 31, 2007, on a pro forma basis after giving effect to this offering, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $3.4 billion. All such outstanding indebtedness is unsecured and unsubordinated. The Senior Notes will be structurally subordinated to losses and loss expenses and other obligations of our subsidiaries. As of March 31, 2007, the aggregate amount of indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the Senior Notes, was $255 million.

Optional Redemption

We may redeem the Senior Notes, in whole at any time, or in part from time to time, at our option on not less than 30 nor more than 60 days’ notice, at a make-whole redemption price described in “Description of the Senior Notes-Optional Redemption” in this prospectus supplement.

Tax Event Redemption

We may redeem the Senior Notes, in whole, but not in part, at any time upon the occurrence of certain tax events as described in “Description of the Senior Notes-Tax Event Redemption” in this prospectus supplement.

Covenants

The indenture governing the Senior Notes contains a covenant, which will apply to the Senior Notes, that limits our ability to create liens on the capital stock of certain of our subsidiaries. This covenant is subject to a number of important qualifications and limitations. See “Description of the Senior Notes—Limitation on Liens on Capital Stock” in this prospectus supplement.

Trustee, Registrar, Principal Paying and Transfer Agent	The Bank of New York.

Form of the Notes; Governing Law	When issued, the Senior Notes will be issued as global notes in registered form and governed by the laws of the State of New York.

Use of Proceeds

We intend to use the net proceeds from this offering, together with available cash, to retire $825 million aggregate principal amount of our 2.53% Senior Notes due 2009 which comprise part of our 6.50% Equity Security Units which settle on May 15, 2007. See “Use of Proceeds” in this prospectus supplement.

RISK FACTORS

You should carefully consider the information set forth or incorporated by reference in this prospectus supplement, including the risks related to XL Capital as set forth in its Form 10-K for the period ended December 31, 2006. In addition, you should evaluate the following risks in connection with an investment in the Senior Notes.

Because we are a holding company and substantially all of our operations are conducted by our subsidiaries, our obligations under the Senior Notes are effectively subordinated to the obligations of our subsidiaries.

We currently conduct substantially all of our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the Senior Notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance us funds and which may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements and may also depend on the financial condition and regulatory requirements of our subsidiaries. As a result, our obligations under the Senior Notes will be effectively subordinated to all of the obligations of our subsidiaries. For a description of certain regulatory restrictions on the payments of dividends by our subsidiaries, see Note 26 of the notes to the consolidated financial statements of XL Capital incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2006.

In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the Senior Notes will be effectively subordinated to the obligations of our subsidiaries.

As of March 31, 2007, on a pro forma basis after giving effect to this offering, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $3.4 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of March 31, 2007, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the Senior Notes, was approximately $255 million. The Senior Notes will also be structurally subordinated to losses and loss expenses and other obligations of our subsidiaries.

The secondary market for the Senior Notes may be illiquid.

We are unable to predict how the Senior Notes will trade in the secondary market or whether that market will be liquid or illiquid. We have no obligation to apply for any listing of the Senior Notes on any stock exchange.

The trading price of the Senior Notes may not fully reflect the value of their accrued but unpaid interest.

The Senior Notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your Senior Notes between record dates for interest payments, you will be required to include in gross income for U.S. federal income tax purposes accrued interest through the date of disposition as ordinary income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus supplement and the accompanying prospectus, our annual report to shareholders, any proxy statement, any other Form 10-Q, Form 10-K or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward- looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and the insurance, reinsurance and financial products and services sectors in particular (both as to underwriting and investment matters). Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the adequacy of rates and terms and conditions may not be as sustainable as XL Capital is currently projecting;

•

XL Capital’s ability to realize the expected benefits of the collateralized quota share reinsurance treaty that it entered into in the fourth quarter of 2005 with respect to specified portions of its property catastrophe and retrocessional lines of business;

•	the timely and full recoverability of reinsurance placed by XL Capital with third parties, or other amounts due to XL Capital;

•	the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers may change;

•	the size of XL Capital’s claims relating to the hurricane and tsunami losses described in XL Capital’s Form 10-K for the fiscal year ended December 31, 2006 may change;

•	the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated by XL Capital;

•	ineffectiveness or obsolescence of XL Capital’s business strategy due to changes in current or future market conditions;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•

greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL Capital’s underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•	developments in the world’s financial and capital markets that adversely affect the performance of XL Capital’s investments and XL Capital’s access to such markets;

•	the potential impact on XL Capital from government-mandated insurance coverage for acts of terrorism;

•	the potential impact of variable interest entities or other off-balance sheet arrangements on XL Capital;

•

developments in bankruptcy proceedings or other developments related to bankruptcies of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that XL Capital may have as a counterparty;

•	availability of borrowings and letters of credit under XL Capital’s credit facilities;

•	changes in regulation or tax laws applicable to XL Capital or its subsidiaries, brokers or customers;

•	acceptance of XL Capital’s products and services, including new products and services;

•	changes in the availability, cost or quality of reinsurance;

•	changes in the distribution or placement of risks due to increased consolidation or insurance and reinsurance brokers;

•	loss of key personnel;

•	the effects of mergers, acquisitions and divestitures;

•	changes in ratings, rating agency policies or practices;

•	changes in accounting policies or practices or the application thereof;

•	legislative or regulatory developments;

•	changes in general economic conditions, including inflation, foreign currency exchange rates and other factors;

•	the effects of business disruption or economic contraction due to war, terrorism or other hostilities; and

•	the other factors set forth in XL Capital’s other documents on file with the SEC as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. XL Capital undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate our aggregate net proceeds from our sale of $325,000,000 aggregate principal amount of Senior Notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, to be approximately $322 million. We intend to use the net proceeds from this offering, together with available cash, to retire $825 million aggregate principal amount of our 2.53% Senior Notes due 2009 which comprise part of our 6.50% Equity Security Units which settle on May 15, 2007.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges of XL Capital for each of the periods indicated is as follows:

	(unaudited) Three-Month Period Ended March 31, 2007	Fiscal Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	4.3x	4.0x	**	4.8x	2.8x	3.0x

**	For the year ended December 31, 2005, earnings were insufficient to cover fixed charges by $1.4 billion.

We have computed the foregoing ratio by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from affiliate investments plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investments, less minority interest, by (2) the sum of fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be 30% of operating lease rentals).

CAPITALIZATION

The following table sets forth the consolidated capitalization of XL Capital as of March 31, 2007, on an actual basis and as adjusted to give effect to the issuance of $325,000,000 aggregate principal amount of Senior Notes in this offering.

You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	(unaudited) As of March 31, 2007
	Actual	As Adjusted (1)(3)
	($ in thousands, except share and per share amounts)
Debt:
364-day revolver	$—	$—
5 and 3-year Revolvers	—	—
5-year Revolver	—	—
5-year Revolver (2)	—	—
6.58% Guaranteed Senior Notes 2011	255,000	255,000
6.50% Guaranteed Senior Notes 2012	598,476	598,476
2.53% Senior Notes due 2009	825,000	503,000
5.25% Senior Notes due 2014	595,139	595,139
6.375% Senior Notes due 2024	350,000	350,000
5.25% Senior Notes due 2011	745,000	745,000
6.25% Senior Notes due 2027	—	325,000

Total debt	$3,368,615	$3,371,615

Shareholders’ Equity:
Series A Preference Ordinary Shares; $0.01 par value per share, 9,200,000 shares issued and outstanding (actual and as adjusted) for this offering	$92	$92
Series B preference Ordinary Shares; $0.01 par value per share, 11,500,000 shares issued and outstanding (actual and as adjusted)	115	115
Series C Preference Ordinary Shares; $0.01 par value per share, no shares issued and outstanding (actual and as adjusted)	—	—
Series D Preference Ordinary Shares; $0.01 par value per share, no shares issued and outstanding (actual and as adjusted)	—	—
Series E Preference Shares; $0.01 par value per share, no shares issued and outstanding (actual); 1,000,000 shares issued and outstanding (as adjusted)	10	10
Class A Ordinary Shares; $0.01 par value per share, 178,252,037 shares issued and outstanding (actual and as adjusted)	1,783	1,783
Additional paid in capital	7,344,411	7,344,411
Accumulated other comprehensive income	339,894	339,894
Retained earnings	3,626,242	3,626,242

Total shareholders’ equity	$11,312,547	$11,312,547

Total capitalization	$14,681,162	$14,684,162

(1)	Assumes the net proceeds of the issuance of the 6.25% Senior Notes due 2027 will be used together with available cash of the Company to retire our outstanding 2.53% Senior Notes due 2009.

(2)	Available for the SCA group only.

(3)	As adjusted figures do not reflect the maturity on May 15, 2007 of the purchase contracts, which, together with the 2.53% Senior Notes due 2009, constitute the 6.50% Equity Security Units.

SELECTED CONSOLIDATED FINANCIAL DATA

Our selected consolidated financial, operating and supplemental data presented below as at and for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 are derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public auditing firm, and which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial and operating data presented below for the three month periods ended March 31, 2007 have been derived from our unaudited consolidated financial data and reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of our financial position and results of operations as at the end of and for the periods presented. The results of operations for the first three months of 2007 are not necessarily indicative of the results that may be expected for the full year.

You should read the following selected consolidated financial, operating and supplemental data in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain reclassifications to prior period information have been made to conform to current year presentation.

	(Unaudited) Three-Month Period Ended March 31		Year Ended December 31,
	2007	2006 (5)	2006 (5)	2005 (5)	2004	2003	2002
Income Statement Data:
Net premiums earned – general operations	$1,566,093	$1,648,453	$6,604,852	$6,835,785	$6,987,940	$6,089,578	$4,889,867
Net premiums earned – life operations	146,994	108,636	646,451	2,234,191	1,365,176	708,994	990,736
Net premiums earned – financial operations	77,957	61,460	318,215	254,136	228,898	195,344	162,357
Net investment income	553,092	463,742	1,978,184	1,475,039	1,035,012	815,487	758,358
Net realized (losses) gains on investments	9,292	22,765	(116,458)	241,882	246,547	120,195	(214,160)
Net realized and unrealized gains (losses) on derivative instruments	7,741	48,851	101,183	28,858	73,493	6,073	(41,546)
Net income from investment affiliates (1)	118,936	106,393	269,036	154,844	124,008	119,200	54,143
Fee income and other	3,337	12,962	31,732	19,297	35,317	41,744	54,963
Net losses and loss expenses incurred – general operations	974,665	1,055,976	4,023,533	7,344,574	4,796,855	4,595,992	3,358,955
Net losses and loss expenses incurred – financial operations	20,122	32,529	177,661	106,072	114,633	100,435	69,477
Claims and policy benefits – life operations	188,343	151,499	807,255	2,493,719	1,480,535	791,454	1,031,704
Acquisition costs, operating expenses and foreign exchange gains and losses	564,023	559,397	2,374,358	2,188,357	2,277,321	1,926,393	1,549,440
Interest expense	142,791	127,869	552,275	403,849	292,234	233,929	190,442
Amortization of intangible assets	420	1,095	2,355	10,752	15,827	4,637	6,187
Income (loss) before minority interests, net income from operating affiliates and income tax expense	593,078	544,897	1,895,758	(1,261,908)	1,118,986	443,775	448,513
Preference share dividends	12,789	10,080	40,322	40,322	40,321	40,321	9,620
Net income (loss) available to ordinary shareholders	$549,718	$458,503	$1,722,445	$(1,292,298)	$1,126,292	$371,658	$395,951

	(Unaudited) Three-Month Period Ended March 31		Year Ended December 31,
	2007	2006 (5)	2006 (5)	2005 (5)	2004	2003	2002
Balance Sheet Data:
Total investments available for sale	$39,795,888	$36,771,993	$39,350,983	$35,724,439	$27,823,828	$20,775,256	$16,059,733
Cash and cash equivalents	3,370,799	2,262,824	2,223,748	3,693,475	2,203,726	2,722,405	3,595,782
Investments in affiliates	2,571,862	1,887,228	2,308,781	2,046,721	1,936,852	1,903,341	1,750,005
Unpaid losses and loss expenses recoverable	4,876,126	6,322,630	5,027,772	6,441,522	6,971,356	6,045,025	5,223,966
Premiums receivable	4,393,952	4,485,444	3,591,238	3,799,041	3,838,228	3,487,322	3,592,713
Total assets	62,065,100	58,755,819	59,308,870	58,454,901	49,245,469	41,455,745	35,971,325
Unpaid losses and loss expenses	22,806,023	23,557,916	22,895,021	23,597,815	19,837,669	16,763,124	13,332,502
Unearned premiums	6,650,972	6,392,319	5,652,897	5,388,996	5,191,368	4,729,989	4,028,299
Notes payable and debt	3,368,615	3,367,646	3,368,376	3,412,698	2,721,431	1,905,483	1,877,957
Shareholders’ equity	11,312,547	8,490,580	10,131,166	8,471,811	7,738,695	6,936,915	6,569,989
Book value per ordinary share	$54.95	$44.23	$53.12	$44.31	$51.98	$46.74	$44.48
Operating Ratios:
Loss and loss expense ratio (2)	62.2%	64.1%	60.9%	105.7%	68.6%	75.5%	68.6%
Underwriting expense ratio (3)	28.2%	25.6%	27.7%	24.9%	27.3%	27.3%	28.9%
Combined ratio (4)	90.4%	89.7%	88.6%	130.6%	95.9%	102.8%	97.5%

(1)

Net income from investment affiliates in 2003 includes income on the alternative investment portfolio for eleven months ended November 30, 2003 as compared to the twelve months ended December 31, 2002 and the twelve months ended November 30 in subsequent years. The fair market values of certain of these alternative investments often take longer to obtain as compared to our other investments and the Company records the investment fund affiliates on a one month lag and the private investment fund affiliates on a three month lag in order for us to meet the accelerated filing deadlines as specified by the SEC.

(2)	The loss and loss expense ratio is calculated by dividing the losses and loss expenses incurred by the net premiums earned for the Insurance and Reinsurance segments.

(3)

The underwriting expense ratio is the sum of acquisition expenses and operating expenses for the Insurance and Reinsurance segments divided by net premiums earned for the Insurance and Reinsurance segments. See Item 8, Note 4 to the Consolidated Financial Statements, “Segment Information,” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in this prospectus supplement, for further information.

(4)

The combined ratio is the sum of the loss and loss expense ratio and the underwriting expense ratio. A combined ratio under 100% represents an underwriting profit and over 100% represents an underwriting loss.

(5)	Certain Accident and Health business previously included in the Reinsurance segment has been reclassified to the Life Operations segment to conform with current segment management responsibilities.

DESCRIPTION OF THE SENIOR NOTES

We will issue the Senior Notes under an indenture that we have entered into and a supplemental indenture that we will enter into with The Bank of New York, as trustee. A copy of the indenture is on file with the SEC and may be obtained by accessing the internet address provided or contacting us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description is not complete, and is qualified in all respects by reference to the indenture and the supplemental indenture, the form of which will be filed as an exhibit on Form 8-K. You should read the indenture, the supplemental indenture and the associated documents carefully to fully understand the terms of the Senior Notes. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of XL Capital Debt Securities,” you should rely on this description.

Maturity and Interest

The Senior Notes will mature on May 15, 2027. Unless previously redeemed in full as provided herein, we will repay the Senior Notes at their principal amount plus accrued and unpaid interest on May 15, 2027.

The Senior Notes will bear interest at the rate of 6.25% per annum from May 7, 2007 to maturity or early redemption. Interest on the Senior Notes will be payable semi-annually on November 15 and May 15 of each year, commencing on November 15, 2007, to the persons in whose names such Senior Notes were registered at the close of business on the preceding November 1 and May 1, respectively.

Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period. Principal and interest will be payable, and the Senior Notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose.

General Terms of the Senior Notes

The Senior Notes will be the direct, unsecured and unsubordinated obligations of XL Capital Ltd. The Senior Notes will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness. As of March 31, 2007, on a pro forma basis after giving effect to this offering, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $3.4 billion. All such outstanding indebtedness is unsecured and unsubordinated. The Senior Notes will be structurally subordinated to losses and loss expenses and other obligations of our subsidiaries. As of March 31, 2007, the aggregate amount of indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the Senior Notes, was $255 million.

The Senior Notes offered hereby constitute a single series of Senior Notes for all purposes under the indenture and the supplemental indenture.

We may issue from time to time, without giving notice to or seeking the consent of the holders of the Senior Notes, additional Senior Notes having the same ranking and the same interest rate, maturity and other terms as the Senior Notes, except for the initial public offering price and the issue date. Any additional Senior Notes having such similar terms, together with the Senior Notes, will constitute a single series of Senior Notes for all purposes under the indenture and the supplemental indenture.

Any payment otherwise required to be made in respect of the Senior Notes on a date that is not a business day for the Senior Notes may be made on the next succeeding business day with the same force and effect as if made on the originally scheduled payment date. No additional interest shall accrue as a result of such delayed payment. A business day is defined in the indenture as any day other than a Saturday, Sunday or other day on which banking institutions in New York City or any place of payment are authorized by law or regulation to close.

If a holder has given wire transfer instructions to us at least ten business days prior to the applicable payment date, we will make all payments on such holder’s Senior Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Senior Notes will be made at the office or agency of the paying agent and registrar for the Senior Notes, currently located at 101 Barclay Street, Floor 8 West, New York, New York 10286, unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders. Senior Notes may be surrendered for registration of transfer or exchange at the office of the registrar. In addition, all notices or demands to or upon us in respect of the Senior Notes and the indenture may be served on us at the office of the registrar.

There are no provisions in either the indenture or the Senior Notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

The Senior Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Our ability to pay interest on the Senior Notes is dependent on our ability to obtain cash dividends or obtain loans from our subsidiaries. See “Risk Factors-Because we are a holding company and substantially all of our operations are conducted by our subsidiaries, our obligations under the Senior Notes are effectively subordinated to the obligations of our subsidiaries.”

The Senior Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Holders may transfer or exchange the Senior Notes in accordance with the provisions of the indenture and the supplemental indenture. The Senior Notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or a nominee thereof. While the Senior Notes are represented by global notes, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by such depository or its respective nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). See “Book Entry; Delivery and Form” in this prospectus supplement. Except as described under “Book-Entry; Delivery and Form,” the Senior Notes will not be issuable in certificated form. Upon the issuance of certificated notes, holders will be able to transfer certificated notes at the specified office of the registrar or any paying or transfer agent upon the surrender of such certificated notes, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of the indenture and the supplemental indenture. In the case of a transfer of part only of a certificated note, a new certificated note shall be issued to the transferee at such specified office in respect of the part transferred and a further new certificated note in respect of the balance of the holding not transferred shall be issued to the transferor.

Optional Redemption

The Senior Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

•	100% of the principal amount of the Senior Notes to be redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, in the case of the Senior Notes.

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third business day preceding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealers” means with respect to the Senior Notes, Goldman, Sachs & Co., and its respective successors and any other primary Treasury dealer we select. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, we must substitute another primary Treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Senior Notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Senior Notes or portions of Senior Notes called for redemption.

If less than all of the Senior Notes are to be redeemed, the Senior Notes to be redeemed shall be selected by the trustee, by a method the trustee deems to be fair and appropriate.

We will not be required to (1) register the transfer of or exchange the Senior Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Senior Notes and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any senior note selected for redemption in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Tax Event Redemption

If a tax event occurs and is continuing, we may, at our option, redeem the Senior Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of such series of Senior Notes, plus accrued and unpaid interest, if any, to the date fixed for redemption and additional amounts (as defined below), if any, then due or that will become due on the date fixed for redemption as a result of the redemption. Installments of interest on Senior Notes which are due and payable on or prior to a redemption date will be payable to holders of the Senior Notes registered as such at the close of business on the relevant record dates.

“Tax event” means if we determine that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder), including the enactment of any legislation or the publication of any regulatory determination, of the Cayman Islands, Bermuda or any other jurisdiction from or through which we make a payment on the Senior Notes or in which we generally become subject to taxation; or (2) any change in, or amendment to, a position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), we are, or on the next interest payment date in respect of such series of Senior Notes would be, required to pay additional amounts with respect to such series of Senior Notes as described under “—Payment of Additional Amounts,” and such obligation cannot be avoided by taking commercially reasonable measures available to us. The Change in Tax Law must become effective on or after the date of this prospectus supplement. In the case of a successor entity, the Change in Tax Law must become effective after the date that such successor entity first becomes an obligor on the Senior Notes (unless the Change in Tax Law had already occurred prior to such date, but on or after the date of this prospectus supplement, with respect to the original entity).

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Senior Notes to be redeemed at its registered address (which notice will be irrevocable). Unless we default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Senior Notes. In the event any Senior Notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the Senior Notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing. Notwithstanding the foregoing, in case of a tax event redemption, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the payor would be obliged to make such payment or withholding if a payment in respect of Senior Notes by it were then due and (b) unless at the time such notice is given, such obligation to pay such additional amounts remains in effect. Prior to the publication or mailing of any notice of redemption of Senior Notes pursuant to the foregoing, we will deliver to the paying agent (a) an officers’ certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that any factual conditions precedent to our right so to redeem have been satisfied and (b) a legal opinion of an outside nationally recognized tax counsel to the effect that the circumstances referred to above (including those under the definition of “tax event”) exist.

Limitation on Liens on Capital Stock

Under the supplemental indenture, XL Capital will covenant, or has covenanted, that, so long as any of the Senior Notes issued under such supplemental indenture are outstanding, XL Capital will not, nor will XL Capital permit any designated subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any designated subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that such series of Senior Notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

The term “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “designated subsidiary” means any present or future consolidated subsidiary of XL Capital that is a regulated insurance company, the assets of which constitute at least 20% of XL Capital’s consolidated assets. As of March 31, 2007, XL Capital’s designated subsidiaries consisted of XL Re Ltd, XL Insurance (Bermuda) Ltd and XL Reinsurance America Inc.

Additional Events of Default

The Events of Default described in the accompanying prospectus under “Description of XL Capital Debt Securities-Events of Default and Notice Thereof” will apply to the Senior Notes; however (1) with respect to the Senior Notes, the reference to 60 days in clause (1) of that subsection is 30 days; and (2) the following shall constitute additional Events of Default with respect to the Senior Notes:

•

default by us under any instrument or instruments under which there is or may be secured or evidenced any of our indebtedness (other than the Senior Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;

•

default by us in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of our indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and

•

default in the payment of any additional amounts with respect to interest on any Senior Notes (as described below under “—Payments of Additional Amounts”), when such amounts become due and payable, and continuance of such default for a period of 30 days, and default in the payment of additional amounts payable with respect to any principal of or premium, if any, on any Senior Notes, when such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise.

Payment of Additional Amounts

All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Senior Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, we will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a holder after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder had no such withholding or deduction been required (“additional amounts”), except that no such additional amounts shall be payable in relation to any payment (including a payment made in connection with a redemption) in respect of any of the Senior Notes:

•

to, or to a third party on behalf of, a person who would be able to avoid such withholding or deduction by complying with such person’s statutory requirements or by making a declaration of non-residence or similar claim for exemption but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Senior Note by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Cayman Islands or Bermuda, as the case may be, other than (a) the mere holding of such Senior Note, (b) the receipt of principal, interest, or other amount in respect of such Senior Note or (c) the mere enforcement of rights with respect to such Senior Note;

•

presented for payment more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on or before the expiration of such period of 30 days;

•

to a fiduciary, a partnership or person who is not the beneficial owner of a senior note, if and to the extent that, as a result of an applicable tax treaty, no additional amounts would have been payable had the beneficiary, partner or beneficial owner owned the senior note directly.

•	on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or

•	on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Senior Note.

The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Senior Notes.

If we become subject generally at any time to any taxing jurisdiction other than or in addition to the Cayman Islands or Bermuda, or make a payment on the Senior Notes from any jurisdiction other than or in addition to the Cayman Islands or Bermuda, references in this section to the Cayman Islands and Bermuda shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands and Bermuda.

Change in Control

The Senior Notes will not include the provisions described under the caption “Description of XL Capital Debt Securities-Certain Covenants-Provisions Applicable to Senior Debt Securities Only” in the accompanying prospectus with respect to a change in control.

Defeasance

The Senior Notes will be subject to defeasance under the conditions described in the accompanying prospectus.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, the Senior Notes will be issued in the form of one or more fully registered notes in global form without coupons (each a “Global Note”). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof.

Global Notes

Pursuant to procedures established by DTC, interests in the Global Notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC (“participants”) and the records of participants with respect to interests of persons other than participants. Such accounts initially were designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack’ of a physical certificate evidencing such interests.

We will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither we nor the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, on receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payment will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Notes that are issued as described below under “—Certificated Notes” will be issued in registered definitive form without coupons (each, a “Certificated Note”). Upon transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

DTC has advised us that it will take any action permitted to betaken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes,

only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the Global Notes will be exchanged for legended notes in certificated form, and distributed to DTC’s participants.

DTC has advised us that it is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a member of the Federal Reserve System;

(3)	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

(4)	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

You may not exchange your beneficial interest in a Global Note for a note in certificated form unless:

(1)

DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and in either case, we thereupon fail to appoint a successor depositary within 90 days; or

(2)	an Event of Default shall have occurred and be continuing with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

CERTAIN TAX CONSIDERATIONS

Cayman Islands

The Cayman Islands at present impose no taxes on income, profits, capital gains or appreciations of XL Capital. There are also currently no taxes imposed in the Cayman Islands on income, profits, capital gains or appreciations of the holders of the Senior Notes nor any taxes on the holders of the Senior Notes in the nature of estate duty or capital transfer tax. Further, as an exempted company, XL Capital has obtained an undertaking from the Cayman Islands Government authorities that, until June 2018, no law that is enacted in the Cayman Islands imposing any tax on profit, income, capital gains or appreciations will apply to XL Capital and that, for the same period, no taxes on profit, income, capital gains or appreciations nor any tax in the nature of estate duty or inheritance tax will be payable on the Senior Notes or other obligations of XL Capital. The Cayman Islands impose stamp duties on certain categories of documents; however, the current operations of XL Capital do not involve the payment of stamp duties in any material amount. The Cayman Islands impose an annual fee upon all exempted companies incorporated in the Cayman Islands.

Bermuda

XL Capital and its Bermuda insurance subsidiaries (such subsidiaries collectively, “XL”) have received from the Ministry of Finance in Bermuda exemptions from any Bermuda taxes that might be imposed on profits, income or any capital asset, gain or appreciation, until March 28, 2016. The exemptions are subject to the proviso that they are not construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (XL Capital and XL are not so currently designated) and to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 payable in relation to the land leased to XL. XL Capital, as a permit company under The Companies Act 1981 of Bermuda, has received similar exemptions, which are effective until March 28, 2016. Both XL Capital and XL are required to pay certain annual Bermuda government fees and XL, additionally, is required to pay certain business fees as an insurer under The Insurance Act 1978 of Bermuda. Currently, there is no Bermuda withholding tax on dividends paid by XL to XL Capital.

United States

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to you if you invest in Senior Notes and are a U.S. holder (as defined below). This summary deals only with U.S. holders that purchase 6.25% Senior Notes due 2027 for cash at their respective offering prices as part of this offering and that will hold Senior Notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as a bank, thrift, real estate investment trust, partnership or other pass-through entity, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, a person that will hold Senior Notes through a partnership or other pass-through entity, a person that will hold Senior Notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, a person whose “functional currency” is not the U.S. dollar, or a person liable for alternative minimum tax. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. If a partnership holds our Senior Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Senior Notes, you should consult your tax advisors.

In general, you will be a U.S. holder if you are a purchaser of a Senior Note who is a beneficial owner of the Senior Note and who is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate all the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust:

—

if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

—	that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You should consult your tax advisor about the tax consequences of holding Senior Notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Interest. Interest on a Senior Note will constitute “qualified stated interest” and generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes. Interest on the Senior Notes will constitute income from sources outside of the U.S., and will generally constitute “passive income” for U.S. foreign tax credit purposes.

Sales, Exchanges or Other Taxable Dispositions of Senior Notes. A U.S. holder will recognize gain or loss on the disposition of ownership interests in the Senior Notes (including upon a redemption of the Senior Notes) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the Senior Notes (less any accrued interest, which, if not previously included in income, will be subject to taxation in the manner described above under “—Interest”) and such U.S. holder’s adjusted tax basis in such Senior Notes. The tax basis in a Senior Note generally will equal its cost. Such gain or loss will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if a U.S. holder has held its Senior Notes for more than a year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding Tax and Information Reporting. Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Senior Notes and the proceeds received from the sale of Senior Notes will generally be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability (and may entitle such holder to a refund), provided that the required information is timely furnished to the Internal Revenue Service.

Proposed Legislation. Congress has periodically considered legislation intended to eliminate certain tax advantages perceived to be enjoyed by Bermuda insurance companies because of the favorable tax environment in Bermuda. Congress has also considered legislation intended to eliminate certain perceived tax benefits of U.S. insurance companies that have Bermuda affiliates, including benefits resulting principally from reinsurance between or among U.S. insurance companies and their Bermuda affiliates. To that end, section 845 of the Code was amended in 2004 to permit the IRS to reallocate, recharacterize or adjust items of income, deduction or certain other items related to a reinsurance agreement between related parties to reflect the proper

“amount, source or character” for each item (in contrast to prior law, which only covered “source and character”). If the IRS were to successfully challenge the insurance arrangements of XL under section 845, XL Capital’s financial condition and results of operations could be materially adversely affected. In addition, one legislative proposal would impose additional limits on the deductibility of interest by foreign owned U.S. corporations. Another legislative proposal would treat a non-U.S. corporation as a U.S. corporation for U.S. federal income tax purposes if it were considered to be primarily managed and controlled in the U.S.

There is no assurance that future legislative action will not increase the amount of U.S. tax payable by XL Capital and XL. If this happens, the financial condition and results of operations of XL Capital and XL could be materially adversely affected.

UNDERWRITING

We and Goldman, Sachs & Co., as sole book-runner and representative of the underwriters named below, have entered into an underwriting agreement with respect to the Senior Notes. Subject to certain conditions, each of the underwriters has severally agreed to purchase the aggregate principal amount of Senior Notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Goldman, Sachs & Co.	$260,000,000.00
Banc of America Securities LLC	5,416,666.67
BNP Paribas Securities Corp.	5,416,666.67
BNY Capital Markets, Inc.	5,416,666.67
Calyon Securities (USA) Inc.	5,416,666.67
HSBC Securities (USA) Inc.	5,416,666.67
HVB Capital Markets, Inc.	5,416,666.67
ING Financial Markets LLC	5,416,666.67
KeyBanc Capital Markets Inc.	5,416,666.67
Lloyds TSB Bank plc	5,416,666.66
Mitsubishi UFJ Securities International plc	5,416,666.66
Mizuho Securities USA Inc.	5,416,666.66
The Williams Capital Group, L.P.	5,416,666.66

Total	$325,000,000

Under the underwriting agreement, if the underwriters take any of the Senior Notes, then the underwriters are committed to take and pay for all of the Senior Notes.

Senior Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Senior Note sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to .271% of the principal amount of each such Senior Note. Any such securities dealers may resell any Senior Note purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to .15% of the principal amount of each such Senior Note. If all the Senior Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The Senior Notes are a new issue of securities with no established trading market. The Company has been advised by the underwriters that they intend to make a market in the Senior Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes.

In connection with the offering, the underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Senior Notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Senior Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Senior Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Senior Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe the Senior Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to, from or otherwise involving the United Kingdom.

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Senior Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,000,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Lloyds TSB Bank plc is not a U.S. registered broker-dealer and, therefore, to the extent Lloyds TSB Bank plc intends to effect any sales of the Senior Notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by the rules of the National Association of Securities Dealers, Inc.

Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

Certain U.S. legal matters with respect to the Senior Notes will be passed upon for XL Capital by Cahill Gordon & Reindel LLP, New York, New York. Certain matters with respect to the Senior Notes under the laws of the Cayman Islands will be passed upon for XL Capital by Appleby, Grand Cayman, Cayman Islands. Certain U.S. legal matters with respect to the Senior Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP has in the past performed, and continues to perform, certain legal services for us and our affiliates.

EXPERTS

The financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2006 included in this prospectus supplement and the accompanying prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Documents by Reference” in the accompanying prospectus, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You can review and copy documents that XL Capital has filed at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-551-8090 for information. The SEC charges a fee for copies. You can get the same information free from the SEC’s EDGAR database on the Internet (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

•	Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007;

•	Annual Proxy Statement on Schedule 14A filed on March 16, 2007; and

•	Current Reports on Form 8-K, filed on February 1, 2007, February 22, 2007, February 26, 2007, March 12, 2007, March 15, 2007, April 26, 2007 and May 2, 2007.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus supplement. You may request a copy of any of the documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and XL Capital Ltd’s constitutional documents, at no cost, by writing or telephoning us at the following:

Investor Relations
XL House, One Bermudiana Road
Hamilton HM 11, Bermuda
Telephone: (441) 292-8515

PROSPECTUS

XL Capital Ltd

Ordinary Shares
Preference Ordinary Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Subordinated Deferrable Interest Debentures

XL Capital Finance (Europe) plc

Senior Debt Securities fully and unconditionally guaranteed by XL Capital Ltd

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III

Trust Preferred Securities fully and unconditionally guaranteed to the extent provided in this Prospectus by XL Capital Ltd

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Capital Ltd Ordinary Shares	•	XL Capital Finance (Europe) plc Senior Debt Securities
•	XL Capital Ltd Preference Ordinary Shares
•	XL Capital Ltd Debt Securities	•	Trust Preferred Securities
•	XL Capital Ltd Ordinary Share Warrants	•	XL Capital Ltd Subordinated Deferrable Interest Debentures
•	XL Capital Ltd Ordinary Share Purchase Contracts
•	XL Capital Ltd Ordinary Share Purchase Units

XL Capital Ltd’s Ordinary Shares are traded on the New York Stock Exchange under the symbol “XL”.

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd, XL Capital Finance (Europe) plc and/or the trusts are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Listing on a securities exchange
•	Sinking fund terms	•	Amount payable at maturity
•	Ranking

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may elect, or through underwriters and dealers that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may select, in each case on a continuous or delayed basis. If XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust use agents, underwriters or dealers to sell the securities, XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust, as applicable, will name them and describe their compensation in a prospectus supplement.

December 1, 2005

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

(1)

XL Capital Ltd’s ordinary shares, preference ordinary shares, debt securities (which may include medium term notes), ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, subordinated deferrable interest debentures, guarantees of XL Capital Finance (Europe) plc senior debt securities and guarantees of trust preferred securities;

(2)	XL Capital Finance (Europe) plc’s senior debt securities; and

(3)	the trust preferred securities of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III described in this prospectus.

          Under this shelf process, XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd, XL Capital Finance (Europe) plc or the trusts and the offered securities, please refer to the registration statement. Each time XL Capital Ltd, XL Capital Finance (Europe) plc or a trust sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

          In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, “we,” “us” and “our” refer to XL Capital Ltd and its subsidiaries, “XL Capital” refers to XL Capital Ltd and not any of its subsidiaries, “XL Finance” refers to XL Capital Finance (Europe) plc and “XL Capital trusts” or the “trusts” refer, collectively, to XL Capital Trust I, XL Capital Trust II and XL Capital Trust III.

WHERE YOU CAN FIND MORE INFORMATION

          XL Capital, the trusts and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

XL Capital

          XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Capital files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Capital, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL Capital Finance (Europe) plc

          XL Capital Finance (Europe) plc is not currently subject to the information reporting requirements of the Exchange Act. XL Capital Finance (Europe) plc is an indirect wholly-owned subsidiary of XL Capital and currently has no operations. XL Capital Finance (Europe) plc has not engaged in any activities other than those incidental to its formation, the issuance of a series of its senior debt securities in January 2002 and the lending or contributing of the proceeds of those senior debt securities to XL Capital and activities incidental to or connected with the foregoing. The outstanding senior debt securities of XL Capital Finance (Europe) plc are, and any future issuances of debt securities of XL Capital Finance (Europe) plc will be, fully and unconditionally guaranteed by XL Capital and by no other subsidiary of XL Capital. See “Description of XL Capital Finance (Europe) plc Senior Debt Securities.”

The Trusts

          None of the trusts is currently subject to the information reporting requirements of the Exchange Act. No separate financial statements of the trusts have been included herein. We do not believe that such financial statements would be material to holders of the trust preferred securities because:

(1)	all of the voting securities of the trusts will be owned, directly or indirectly, by XL Capital, a reporting company under the Exchange Act;

(2)

the trusts have no independent operations and each trust exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such trust and investing the proceeds thereof in subordinated deferrable interest debentures issued by XL Capital; and

(3)	the obligations of each trust under its trust preferred securities are fully and unconditionally guaranteed by XL Capital to the extent that such trust has funds available to meet such obligations.

          See “The Trusts,” “Description of the Trust Preferred Securities,” “Description of the Trust Preferred Securities Guarantees” and “Description of the Subordinated Deferrable Interest Debentures.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows XL Capital to “incorporate by reference” into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below, which have been filed by XL Capital with the SEC (SEC file number 1-10804), and any future filings made by XL Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

•	Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 11, 2005;

•	Proxy Statement dated March 24, 2005, filed on March 24, 2005;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 6, 2005;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2005, filed on August 4, 2005;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed on November 9, 2005; and

•

Current Reports on Form 8-K filed on January 21, February 10 (other than Item 2.02 and Exhibit 99.1 thereof), February 23, March 8, April 15, May 2, May 20, June 8, June 16, June 27, July 8, September 13, September 14, October 5, October 26 and November 28, 2005.

          Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Capital’s, XL Capital Finance (Europe) plc’s and the trusts’ constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11, Bermuda
Telephone: (441) 292-8515

          None of XL Capital, XL Finance or the trusts have authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that XL Capital, XL Finance or the trusts have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

XL CAPITAL LTD

          XL Capital, together with its subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

          XL Capital is incorporated in the Cayman Islands. XL Capital’s principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. XL Capital’s telephone number is (441) 292-8515. XL Capital’s website address is www.xlcapital.com. The information contained on XL Capital’s website is not incorporated by reference into this prospectus.

          You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

XL CAPITAL FINANCE (EUROPE) PLC

          XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Capital Finance (Europe) plc’s registered offices are located at XL House, 70 Gracechurch Street, London EC3V 0XL, England. XL Capital Finance (Europe) plc’s telephone number is (44) 20 7933 7000. XL Capital Finance (Europe) plc is a wholly-owned subsidiary of XL Capital.

THE TRUSTS

          Each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III is a statutory trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by XL Capital, as sponsor for such trust (the “sponsor”), and the trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each trust will be amended and restated in its entirety (as so amended and restated, the “declaration”) substantially in the form incorporated by reference in the registration statement of which this prospectus forms a part.

          Each trust exists for the exclusive purposes of (1) issuing and selling the trust preferred securities representing preferred undivided beneficial interests in the assets of such trust and trust common securities representing common undivided beneficial interests in the assets of such trust (the “trust common securities” and, together with the trust preferred securities, the “trust securities”), (2) investing the gross proceeds of the trust securities in a series of subordinated deferrable interest debentures and (3) engaging in only those other activities necessary or incidental thereto.

          All of the trust common securities will be directly or indirectly owned by XL Capital. The trust common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.

          Each trust’s business and affairs will be conducted by the trustees (the “trustees”) appointed by XL Capital, as the direct or indirect holder of all the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of such trustees shall be governed by the declaration of such trust, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Delaware Statutory Trust Act. A majority of the trustees (the “regular trustees”) of each trust will be persons who are employees or officers of, or affiliated with, XL Capital.

          One trustee of each trust will be a financial institution that will be unaffiliated with XL Capital and that shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement (the “property trustee”). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, another trustee of each trust will be an entity that resides or has its principal place of business in the State of Delaware (the “Delaware Trustee”). XL Capital will pay all fees, expenses, debts and obligations (other than the trust securities) related to the trusts and the offering of trust securities. The office of the Delaware trustee for each trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda (telephone number (441) 292-8515).

USE OF PROCEEDS

          Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust securities in a particular series of subordinated deferrable interest debentures of XL Capital, which will use such funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

          The precise terms of the transaction, including the amount and type of ownership interests of XL Capital in the trust, and an analysis of the relevant accounting rules and interpretations (including FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”)) will dictate the accounting treatment of the trust preferred securities. Such accounting treatment may involve, among other possibilities, consolidating the trust with XL Capital’s consolidated financial statements or reflecting only the subordinated deferrable interest debentures issued to each trust. The prospectus supplement relating to an offering of trust preferred securities will describe the accounting treatment expected to apply to any such offering.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

          Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	(Unaudited) Nine Months Ended September 30, 2005(2)	Fiscal Year Ended December 31,

		2004(2)	2003(2)	2002(2)	2001(1)(2)	2000(2)

Ratio of Earnings to Fixed Charges	—	4.8x	2.8x	3.0x	—	5.6x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	—	4.2x	2.4x	2.9x	—	5.6x

(1)

For the nine months ended September 30, 2005 and the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $520.2 million and $832.2 million, respectively and insufficient to cover combined fixed charges and preference dividends by $550.4 million and $832.4 million, respectively.

(2)

The ratios for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 reflect the restatement of fixed charges based on the re-presentation of certain line items in the consolidated statements of income of XL Capital. This representation had no impact on net income.

          We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (2) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions. Because we had no outstanding preference ordinary shares during any of the years ended December 31, 2001 and 2000, the ratio of earnings to fixed charges is identical to the ratio of earnings to combined fixed charges and preference dividends for each of these periods.

          XL Capital Finance (Europe) plc and the trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

          XL Capital may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference ordinary shares;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase ordinary shares of XL Capital;

•	ordinary share purchase contracts; and

•

ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Capital (which may be senior or subordinated), (2) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital, (3) debt obligations of third parties, including U.S. Treasury securities, (4) preference ordinary shares of XL Capital or (5) preferred securities of a trust.

          XL Capital Finance (Europe) plc may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

          Each trust may offer from time to time under this prospectus trust preferred securities representing undivided beneficial interests in its respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by XL Capital.

          References to “XL Capital,” “we,” “our” or “us” in “Description of XL Capital Preference Ordinary Shares,” “Description of XL Capital Ordinary Shares,” “Description of XL Capital Ordinary Share Warrants” and “Description of XL Capital Debt Securities,” refer solely to XL Capital Ltd and not its subsidiaries.

DESCRIPTION OF XL CAPITAL SHARE CAPITAL

General

          The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into five classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the

“ordinary shares”) and Series A Preference Ordinary Shares, Series B Preference Ordinary Shares and Series C Preference Ordinary Shares.

          As of November 29, 2005, XL Capital’s issued and outstanding shares were approximately as follows:

Class of Shares*	Shares

Class A Ordinary Shares	140,576,462
Series A Preference Ordinary Shares	9,200,000
Series B Preference Ordinary Shares	11,500,000

All issued and outstanding shares are fully paid and nonassessable.

*	Class B Ordinary Shares and Series C Preference Ordinary Shares are authorized. No Class B Ordinary Shares are outstanding and no Series C Preference Ordinary Shares have been issued.

DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

General

          We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

          The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference ordinary shares”). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

          The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

Terms

          The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such class or series of preference ordinary shares.

          The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

•

the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference ordinary shares, if any;

•	the voting powers, if any, of the preference ordinary shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

•	any conversion provisions applicable to that class or series of preference ordinary shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

Dividends

          Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Voting Rights

          The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

          Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference ordinary shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

          Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

          In addition, unless a particular series of preference ordinary shares has been previously redeemed or called for redemption, certain transactions that would vary the rights of the holders of such series cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Cayman Islands law.

Ranking

          The preference ordinary shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Capital. Without the requisite vote of holders of the preference ordinary shares, as described above under “— Voting Rights,” no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

Liquidation Rights

          In the event of our liquidation, dissolution or winding-up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Capital.

Redemption Provisions

          The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

Conversion and Exchange Rights

          The preference ordinary shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

(1)	in the case such series of preference ordinary shares is convertible into ordinary shares:

	(a)	the number of ordinary shares into which preference ordinary shares of such series are convertible;

	(b)	the conversion price (or manner of calculation thereof);

	(c)	the conversion period;

	(d)	provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

	(e)	the events requiring an adjustment of the conversion price; and

	(f)	provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

(2)	in the case such series of preference ordinary shares is exchangeable into debt securities:

	(a)	the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

	(b)	the exchange period; and

	(c)	provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

Miscellaneous

          Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL CAPITAL ORDINARY SHARES

General

          The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

Voting

          The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

          Under the Cayman Islands Companies Law (the “Law”) and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding-up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

Dividend Rights

          Subject to the Law and any rights and restrictions of any other class or series of shares, including our preference ordinary shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

          No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Cayman Islands law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

          Our Articles of Association provide that no dividend shall be payable except out of our profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, we may not lawfully declare or pay a dividend out of the share premium account if there are reasonable grounds for believing that we are, or would immediately following the payment of the dividend be, unable to pay our debts as they fall due in the ordinary course of business. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

Rights upon Liquidation

          Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference ordinary shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Stock Plans

          Our incentive stock plan, the “1991 Performance Incentive Program,” provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”). The plan is administered by a Committee designated by the board of directors (the “Committee”). Stock options may be granted with or without SARs. Exercise prices (which cannot be less per share than the fair market value per share on the grant date) are established by the Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Committee.

          Restricted stock awards issued under the 1991 Performance Incentive Program vest over such period as the Committee may approve. These shares contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 596,411 shares, 496,671 shares and 225,960 shares in 2004, 2003 and 2002, respectively. Vesting for such shares generally occurs over a four year period from the date of issue.

          We also have stock plans in place for our non-employee directors. We maintain the Directors Stock & Option Plan, which provides for annual automatic grants of options to purchase 5,000 ordinary shares to each non-employee director in office immediately following our annual meeting. It also provides for automatic grants of options to purchase 5,000 shares to each non-employee director when he or she is first elected to the Board. The exercise price per share of each of the options is equal to the fair market value per ordinary share on the date of grant, the options vest immediately on the date of grant, and they are exercisable for ten years. Discretionary stock option grants may also be made to non-employee directors under the plan. The Directors Stock & Option Plan also provides for discretionary grants of restricted stock and restricted stock units to non-employee directors. Non-employee directors may also make an irrevocable election preceding the beginning of each calendar year to defer cash compensation that would otherwise be payable as their annual retainer in increments of 10% or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 3,819, 3,153 and 3,622 in 2004, 2003, and 2002, respectively.

          A second stock plan, the Stock Plan for Non-employee Directors, provides for the crediting of share units, as of the day of each year that annual retainer fees are payable, determined by dividing the annual retainer fee by the fair market value of an ordinary share on the date the units are credited. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Benefits under the plan will be distributed in the form of our ordinary shares following termination of the director’s service on the Board. Share units totaling 8,351, 8,598 and 6,659 were issued in 2004, 2003 and 2002, respectively.

          In 1999, we adopted our 1999 Performance Incentive Program under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Program is substantially similar to our 1991 Performance Incentive Program.

          The Employee Share Purchase Plan (the “ESPP”) was approved by our shareholders on May 10, 2002. The ESPP has two six-month offering periods per year, commencing July 1 and January 1. All employees of XL Capital and its designated participating subsidiaries are eligible to participate in the ESPP, provided they have been employed at least one month prior to the start of the offering period. Employees can invest up to 20% of their total monthly cash compensation towards the purchase of our shares up to a total market value (measured on the first day of the applicable offering period) of U.S.$25,000 in any calendar year. Employees who enroll in the ESPP may purchase our shares at a 15% discount on the lesser of the market price at the beginning or at the end of the six-month offering period. A total of 1,255,000 ordinary shares may be issued under the ESPP. The number of shares issued during the year ended December 31, 2004, 2003 and 2002 was 167,890, 66,848 and 47,399, respectively. We currently anticipate that the ESPP will be terminated effective as of December 31, 2005.

Share Rights Plan

          Rights to purchase ordinary shares (the “Rights”) were distributed as a dividend at the rate of one Right for each ordinary share held of record as of the close of business on October 31, 1998. Each Right entitles holders of ordinary shares to buy one ordinary share at an exercise price of $350. The Rights would be exercisable, and would detach from the ordinary shares, only if a person or group were to acquire 20% or more of our outstanding ordinary shares, or were to announce a tender or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of our outstanding ordinary shares. Upon a person or group without prior approval of the board of directors acquiring 20% or more of our outstanding ordinary shares, each Right would entitle the holder (other than such an acquiring person or group) to purchase ordinary shares (or, in certain circumstances, ordinary shares of the acquiring person) with a value of twice the Rights exercise price upon payment of the Rights exercise price. We will be entitled to redeem the Rights at $0.01 per Right at any time until the close of business on the tenth day after the Rights become exercisable. The Rights will expire at the close of business on September 30, 2008, and do not initially have a fair value. We have initially reserved 119,073,878 authorized ordinary shares for issuance upon exercise of Rights.

Classified Board

          Our board of directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

General

          XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

          The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

          The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

          An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

Exercise of Ordinary Share Warrants

          Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

          Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

Amendments and Supplements to Warrant Agreement

          The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

Ordinary Share Warrant Adjustments

          Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

          No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a reclassification or change of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

          XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, or holders to sell to XL Capital and XL Capital to purchase from the holders, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

(1)	debt securities of XL Capital (which may be senior or subordinated);

(2)	senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital;

(3)	preference ordinary shares of XL Capital;

(4)	trust preferred securities of an XL Capital Trust; or

(5)	debt or equity obligations of third parties, including U.S. Treasury securities.

          The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. Any one or more of the above securities, ordinary shares or the share purchase contracts or other collateral may be pledged as security for the holders’

obligations to purchase or sell, as the case may be, the ordinary shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Capital.

          The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

DESCRIPTION OF XL CAPITAL DEBT SECURITIES

General

          XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

          The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

          The debt securities will be our unsecured obligations.

          The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

          The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “Ranking of Debt Securities” below.

          The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

(4)

if convertible into our ordinary shares or preference ordinary shares or another entity’s common stock or preferred stock, as the case may be, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our ordinary shares below certain levels for a minimum period of time);

(7)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)

our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Capital, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

          The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

          If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

          Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

          We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

          The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

          Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

          No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

          The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to All Debt Securities

          Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities will include the provisions described below.

Merger, Consolidation or Sale of Assets

          We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•

in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture; and

•

in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Provisions Applicable to Senior Debt Securities Only

          Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

          A “change in control” will be deemed to have occurred at such time as:

(1)

any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

(2)

we merge or consolidate with or into any other person (other than a subsidiary), another person (other than a subsidiary) merges into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

•

that does not result in a reclassification, conversion, exchange or cancellation of our outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

•

pursuant to which the holders of our ordinary shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

•

which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

          However, a change in control will not be deemed to have occurred if either:

          (A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days; or

          (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).

Ranking of Debt Securities

General

          We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in our Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because we are a holding company, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior debt securities

          The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

          As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the senior debt issued under the senior debt indenture, was approximately $355.0 million.

          Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

Subordinated debt securities

          The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

          As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the subordinated debt that may be issued under the subordinated debt indenture, was approximately $355.0 million.

          If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

          If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

          Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

          “senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1)

the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of our capital lease obligations;

(3)

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us); and

(7)

any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

          Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

          Under the terms of the indentures, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

(2)

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the debt securities trustee, in trust:

(a)

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

          In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

          In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

          We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)

in the case of any convertible debt securities, adversely affect the right to convert such debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

          Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

          We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•

to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

          The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)	failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us.

          Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

          The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

          In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

          In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

          Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

          No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

          The terms and conditions, if any, upon which the debt securities of any series will be convertible into our ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable for another series of our debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

          Subject to the terms of the applicable indenture, the trustee for each series of debt securities is The Bank of New York. Each indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

          The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

          Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

          In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

          The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

          We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

          Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

          All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF XL CAPITAL FINANCE (EUROPE) PLC SENIOR DEBT SECURITIES

General

          In this section, references to “XL Finance,” “we,” “our” or “us” refer solely to XL Capital Finance (Europe) plc.

          XL Capital Finance (Europe) plc may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. Such indenture is subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an “indenture.” The indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture is unlimited and the indenture provides that the specific terms of any series of senior debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

          The statements made below relating to the senior debt securities and the indenture are summaries of the material provisions thereof and are subject to, and are qualified by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

          The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

          The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the title of such senior debt securities;

(2)	the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)

the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(5)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of XL Capital’s ordinary shares below certain levels for a minimum period of time);

(6)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)

the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

(8)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance’s option;

(9)

XL Finance’s obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(10)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)

whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(12)

whether the principal of or interest, if any, on the senior debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)	provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

(14)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(15)

whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

(17)	any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

          If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

          Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

          XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

          The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

          Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

•

will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

          No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

          The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

          Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

Guarantee

          Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by XL Capital. The guarantee will be a direct obligation of XL Capital, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.

          As of September 30, 2005, the aggregate amount of XL Capital’s outstanding indebtedness for money borrowed that would rank equal in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $1.8 billion. As of such date, no indebtedness of XL Capital for money borrowed would rank senior in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $355.0 million.

Merger, Consolidation, Amalgamation or Sale of Assets

          XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us or XL Capital, unless:

•

in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior debt securities; and

•

in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of XL Finance, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Ranking of Debt Securities

General

          The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

          XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries’ financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in its Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because XL Capital is a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital’s subsidiaries on their assets and earnings.

          Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance’s subsidiaries.

Discharge and Defeasance

          Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)

XL Finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

(2)

such senior debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital (“defeasance”) or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”):

(1)

by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by us under such senior debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

          In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

          XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the senior debt securities;

(2)

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

(3)	change the currency of payment of principal of or interest on the senior debt securities;

(4)	change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

(6)	reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)

waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

(8)	release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

          Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

(1)	in the payment of the principal of or interest on any senior debt security; and

(2)	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

          We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

•

to provide for the assumption of our or XL Capital’s obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or additional guarantees of such senior debt securities;

•	to add events of default with respect to such senior debt securities;

•	to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

•

to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

•

to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

          The following events are “events of default” with respect to any series of senior debt securities issued hereunder:

(1)

failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

(2)

failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

(4)

the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

          Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

          The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

          In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

          In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

          Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

          No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

The Trustee

          The trustee for each series of senior debt securities is The Bank of New York. The indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

          The trustee may resign at any time with respect to each series of senior debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of senior debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

          Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

          In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

          The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

          We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments.Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

          None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities.

          All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

          Each trust may issue only one series of trust preferred securities, the terms of which will be described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary of the material terms and provisions of the trust preferred securities is subject to, and qualified by reference to, the applicable prospectus supplement, the applicable declaration (the forms of which are filed as exhibits to the registration statement), the Delaware Statutory Trust Act and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered.

General

          The declaration of each trust will authorize the regular trustees, on behalf of such trust, to issue the trust preferred securities, which will represent preferred undivided beneficial interests in the assets of such trust, and the trust common securities, which will represent common undivided beneficial interests in the assets of the trust. All of the trust common securities will be owned directly or indirectly by XL Capital.

          The trust common securities will rank equally, and payments will be made thereon on a pro rata basis, with the trust preferred securities, except that upon the occurrence and during the continuation of a declaration event of default, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the trust preferred securities.

          The declaration of each trust will not permit the issuance by such trust of any securities other than the trust securities or the incurrence of any indebtedness by such trust.

          Pursuant to the declaration of such trust, the property trustee will own and hold the subordinated deferrable interest debentures for the benefit of such trust and the holders of the trust securities. The payment of distributions out of money held by each trust, and payments upon redemption of the trust preferred securities or liquidation of such trust, will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

          The trust preferred guarantee trustee will hold the trust preferred securities guarantees for the benefit of the holders of such trust preferred securities. Each trust preferred securities guarantee will not cover payment of distributions on such trust preferred securities when the applicable trust does not have sufficient available funds in the property account to make such distributions.

Terms

          The specific terms of the trust preferred securities of each trust will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the distinctive designation of such trust preferred securities;

(2)	the number of trust preferred securities issued by such trust;

(3)

the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such trust and the date or dates upon which such distributions will be payable on a quarterly basis to holders of outstanding trust preferred securities;

(4)

whether distributions on trust preferred securities issued by such trust shall be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust will be cumulative;

(5)

the amount(s) which will be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

(6)

the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

(7)

any other relevant rights, preferences, privileges, limitations or restriction of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

          All trust preferred securities offered hereby will be guaranteed by XL Capital to the extent described under “Description of the Trust Preferred Securities Guarantees” below.

          Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

          In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equal, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust common securities of a trust will be directly or indirectly owned by XL Capital.

Distributions

          Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, XL Capital will have the right under the indenture to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time on the subordinated deferrable interest debentures, which, if exercised, would defer quarterly distributions on the trust preferred securities (though such distributions would continue to accrue interest since interest would continue to accrue on the subordinated deferrable interest debentures) during any such extended interest payment period.

          In the event that XL Capital exercises this right, then during the term of such deferral XL Capital shall not:

(1)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(2)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)	make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing.

          Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

          Prior to the termination of any such extension period, XL Capital may further extend the interest payment period; provided, however, that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the subordinated deferrable interest debentures.

          Upon the termination of any extension period and the payment of all amounts then due, XL Capital may select a new extension period as if no extension period had previously been declared, subject to the above requirements. See “—Voting Rights” below and “Description of the Subordinated Deferrable Interest Debentures.”

          If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the trust preferred securities, if funds are available therefor, as they appear on the books and records of such trust on the record date immediately following the termination of such extension period.

          Distributions on the trust preferred securities of each trust must be paid on the dates payable to the extent that such trust has funds available for the payment of such distributions in the property account. Each trust’s funds available for distribution to the holders of the trust preferred securities will be limited to payments received under the subordinated deferrable interest debentures. See “Description of the Subordinated Deferrable Interest Debentures.” The payment of distributions out of moneys held by each trust will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

          Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the books and records of the applicable trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the subordinated deferrable interest debentures. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated deferrable interest debentures in the property account for the benefit of such trust and the holders of trust securities.

          Subject to any applicable laws and regulations and the provisions of the applicable declaration, each such payment will be made as described under “— Global Securities; Book-Entry System” below.

          In the event the trust preferred securities do not remain in book-entry only form, the regular trustees will have the right to select relevant record dates which shall be at least one business day, but less than 60 business days, prior to the relevant payment dates.

          In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

Mandatory and Optional Redemption

          Unless provided otherwise in the applicable prospectus supplement, upon the repayment of the subordinated deferrable interest debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment will simultaneously be applied to redeem trust securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so repaid or redeemed at the redemption price; provided, however, that except in the case of payments upon maturity, holders of trust securities shall be given not less than 30 nor more than 60 days’ notice of such redemption. See “— Redemption Procedures” and “Description of the Subordinated Deferrable Interest Debentures.” In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

Special Event Redemption or Distribution

          Distribution Upon the Occurrence of a Special Event. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a “Special Event”) shall occur and be continuing, the applicable trust shall, except in the circumstances described below under “— Special Event Redemption or Distribution — Redemption Upon the Occurrence of a Tax Event,” be dissolved with the result that, after satisfaction of liabilities to creditors, subordinated deferrable interest debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities, in liquidation of such holders’ interests in such trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the regular trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters (a “No Recognition Opinion”), which opinion may rely on published Revenue Rulings of the Internal Revenue Service, to the effect that neither such trust nor the holders of the trust securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of such trust and the distribution of the subordinated deferrable interest debentures; and provided, further, that, if there is available to such trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, XL Capital or the holders of the trust securities, the trust will pursue such measure in lieu of dissolution.

          If subordinated deferrable interest debentures are distributed to the holders of the trust preferred securities, then XL Capital will use its best efforts to have the subordinated deferrable interest debentures listed on such securities exchange as the trust preferred securities are then listed, if any.

          After the date for any distribution of subordinated deferrable interest debentures upon termination of a trust, (1) the trust preferred securities and trust preferred securities guarantees will no longer be deemed to be outstanding, (2) the depositary or its nominee, as the record holder of such trust preferred securities, will receive a registered global certificate or certificates representing subordinated deferrable interest debentures to be delivered upon such distribution and (3) any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated deferrable interest debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities, until such certificates are presented to XL Capital or its agent for transfer or reissuance.

          There can be no assurance as to the market prices for the relevant trust preferred securities or the subordinated deferrable interest debentures that may be distributed in exchange for the trust preferred securities if a termination and liquidation of a particular trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the subordinated deferrable interest debentures that the investor may receive on termination and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

          Redemption Upon the Occurrence of a Tax Event. If, in the case of the occurrence and continuation of a Tax Event, the applicable regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, then XL Capital shall have the right, upon not less than 30 nor more than 60 days’ notice, to redeem the subordinated deferrable interest debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event at a price equal to the sum of:

(x)	100% of the principal amount of the subordinated deferrable interest debentures to be redeemed; and

(y)	accrued and unpaid interest thereon to the date fixed for redemption; and

following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so redeemed shall be redeemed by the trust at the redemption price on a pro rata basis; provided, however, that, if there is available to XL Capital or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the trust, XL Capital or the holders of the trust securities, XL Capital or the trust will pursue such measure in lieu of redemption.

          Definitions. As used herein the following terms have the meanings specified below:

          “Investment Company Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), there is more than an insubstantial risk that the trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), which Change in 1940 Act Law becomes effective on or after the date of this prospectus.

          “Tax Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent tax counsel experienced in such matters (a “Dissolution Tax Opinion”) to the effect that, on or after the date of the applicable prospectus supplement, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (2) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken on or after the date of the applicable prospectus, there is more than an insubstantial risk that (a) such trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the subordinated deferrable interest debentures, or (b) such trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Redemption Procedures

          A trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all applicable trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

          If a trust gives a notice of redemption in respect of the trust preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that XL Capital has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated deferrable interest debentures, such trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities. See “— Global Securities; Book-Entry System.”

          If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

          In the event that any date fixed for redemption of such trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

          In the event that payment of the redemption price in respect of the trust preferred securities is improperly withheld or refused and not paid either by a trust or by XL Capital pursuant to the related trust preferred securities guarantees, distributions on the trust preferred securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

          In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

          Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), XL Capital or its affiliates may, at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Termination

          In the event of any voluntary or involuntary termination, dissolution or winding-up of a trust, the holders of the trust preferred securities at that time will be entitled to receive out of the assets of such trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment (the “liquidation distribution”), unless, in connection with such termination, dissolution or winding-up, subordinated deferrable interest debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities have been distributed on a pro rata basis to the holders of trust preferred securities in exchange for such trust preferred securities.

          If, upon any such termination, dissolution or winding-up, the liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on the trust preferred securities shall be paid on a pro rata basis. The holders of the trust common securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the trust preferred securities, except that if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities with regard to such distributions.

          Pursuant to the applicable declaration, a trust shall terminate:

(1)	on the expiration of the term of such trust;

(2)	upon the bankruptcy of XL Capital or the holder of the applicable trust common securities;

(3)

upon the filing of a certificate of dissolution or its equivalent with respect to XL Capital or the holder of the trust common securities or the revocation of the charter of XL Capital or the holder of such trust common securities and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4)	upon the distribution of the subordinated deferrable interest debentures following the occurrence of a Special Event;

(5)	upon the entry of a decree of a judicial dissolution of XL Capital or the holder of the trust common securities or such trust; or

(6)	upon the redemption of all of the trust securities.

Declaration Events of Default

          An event of default under an applicable indenture (an “indenture event of default”) (see “Description of the Subordinated Deferrable Interest Debentures — Events of Default”) constitutes an event of default under the applicable declaration with respect to the trust securities (a “declaration events of default”); provided, however, that pursuant to such declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to such trust common securities or its consequences until all declaration events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated.

          Until such declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the applicable property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of such trust preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration, and therefore the indenture.

          If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, such waiver will also constitute the waiver of such declaration event of default with respect to the trust common securities for all purposes under the declaration, without any further act, vote or consent of the holders of the trust common securities.

          During the existence of a declaration event of default, the applicable property trustee, as the sole holder of the subordinated deferrable interest debentures, will have the right under the indenture to declare the principal of, and interest on, the subordinated deferrable interest debentures to be immediately due and payable.

          If a declaration event of default occurs that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, during the continuance of such an event of default a holder of trust preferred securities may institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder. The holders of trust preferred securities will not be able to exercise directly against XL Capital any other remedy available to the property trustee unless the property trustee first fails to do so.

Voting Rights

          Except as provided below and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and under “Description of the Trust Preferred Securities Guarantees — Amendments and Assignment” below, and except as otherwise required by law and the declaration, and the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights. In the event that XL Capital elects to defer payments of interest on the subordinated deferrable interest debentures as described above under “— Distributions,” the holders of the trust preferred securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

          Subject to the requirement of the property trustee obtaining a tax opinion as set forth below, the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration, including the right to direct such property trustee, as the holder of the subordinated deferrable interest debentures, to:

(1)

direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee (as hereinafter defined) under the indenture with respect to the subordinated deferrable interest debentures;

(2)	waive any past indenture event of default which is waivable under the indenture;

(3)	exercise any right to rescind or annul a declaration that the principal of all the subordinated deferrable interest debentures shall be due and payable; or

(4)

consent to any amendment, modification or termination of the indenture or the subordinated deferrable interest debentures, where such consent shall be required; provided, however, that where a consent under the indenture would require the consent of the holders of greater than a majority in principal amount of subordinated deferrable interest debentures affected thereby (a “supermajority”), only the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures may direct such property trustee to give such consent.

          If the property trustee fails to enforce its rights under the applicable declaration (including, without limitation, its rights, powers and privileges as the holder of the subordinated deferrable interest debentures under the indenture), a holder of trust preferred securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the property trustee’s rights under such declaration without first instituting any legal proceeding against the property trustee or any other person or entity.

          Following and during the continuance of a declaration event of default that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, a holder of trust preferred securities may also proceed directly against XL Capital, without first waiting to determine if the property trustee has enforced its rights under the declaration, to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

          The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the subordinated debt trustee with respect to the subordinated deferrable interest debentures. Such notice shall state that such indenture event of default also constitutes a declaration event of default.

          The property trustee shall not take any action described in clause (1), (2), (3) or (4) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of trust securities will be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

          In the event the consent of the property trustee, as the holder of the subordinated deferrable interest debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination.

          The property trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities and, if no declaration event of default has occurred and is continuing, a majority in liquidation amount of the trust common securities, voting together as a single class, provided that where a consent under the indenture would require the consent of a supermajority, such property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities and trust common securities, respectively, which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures outstanding.

          A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

          Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The applicable regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth:

(1)	the date of such meeting or the date by which such action is to be taken;

(2)	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

(3)	instructions for the delivery of proxies or consents.

          No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated deferrable interest debentures in accordance with the declaration.

          Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by XL Capital or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, XL Capital, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

          Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by XL Capital, as the direct or indirect holder of all the trust common securities.

Modification of the Declaration

          Each declaration may be amended or modified if approved and executed by a majority of the regular trustees (or if there are two or fewer such regular trustees, by all of the regular trustees); provided, however, that if any proposed amendment provides for:

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of such declaration;

then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such trust securities affected thereby; provided, however, that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the trust preferred securities, shall not be permitted without the consent of each holder of trust preferred securities.

          In the event any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities. In addition, if any such proposed amendment or modification affects the rights, powers, duties, obligations or immunities of the applicable property trustee or the applicable Delaware Trustee, such amendment or modification shall also require the written approval of the applicable property trustee or the applicable Delaware Trustee, as the case may be.

          Notwithstanding the foregoing, no amendment or modification may be made to any declaration if such amendment or modification would (1) cause the applicable trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (2) reduce or otherwise adversely affect the powers of the applicable property trustee in contravention of the Trust Indenture Act or (3) cause such trust to be deemed to be an “investment company” which is required to be registered under the 1940 Act.

Expenses and Taxes

          In each declaration, XL Capital has agreed to pay all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of the applicable trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of such trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such trust might become subject.

          The foregoing obligations of each trust under the applicable declaration are for the benefit of, and shall be enforceable by, the property trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice thereof.

          Such property trustee and any such Creditor may enforce such obligations of such trust directly against XL Capital, and XL Capital has irrevocably waived any right or remedy to require that the property trustee or any such Creditor take any action against such trust or any other person before proceeding against XL Capital. XL Capital has also agreed in such declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of XL Capital.

Mergers, Consolidations or Amalgamations

          A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, unless, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the Delaware Trustee or the property trustee:

(1)	such successor entity either:

(a) expressly assumes all of the obligations of the trust with respect to the trust securities; or

(b)

substitutes for the trust securities other securities having substantially the same terms as the trust securities (the “successor securities”) so long as the successor securities rank the same as the trust securities in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise;

(2)

XL Capital expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the property trustee as the holder of the subordinated deferrable interest debentures;

(3)

if the trust preferred securities are at such time listed on any national securities exchange or with another organization, the successor securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;

(4)

such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5)

such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity);

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, XL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(a)

such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity); and

	(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act; and

(8)	XL Capital guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantees.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust for United States federal income tax purposes and any holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

Global Securities; Book-Entry System

          A trust may issue the trust preferred securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total number of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of trust preferred securities will be described in the prospectus supplement relating to such series. Each trust expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual trust preferred securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such trust preferred securities or by the applicable trust if such trust preferred securities are offered directly by such trust. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          Each trust expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither a trust, XL Capital nor any trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the trust preferred securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the applicable declaration. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual trust preferred securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable declaration for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable declaration. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable declaration, DTC would authorize the participants holding the relevant beneficial interest to give such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Distribution payments on individual trust preferred securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable declaration. Under the terms of the applicable declaration, a trust, XL Capital or any relevant trustee may treat the persons in whose name trust preferred securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither a trust, XL Capital nor any trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of trust preferred securities. Each trust believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Each trust also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any trust preferred securities represented by a global security will be sent to the depositary or its nominee. If less than all of the trust preferred securities of any series are to be redeemed, each trust expects the depositary to determine the amount of the interest of each participant in such trust preferred securities to be redeemed by lot. Neither a trust, XL Capital, any trustee, any paying agent nor the registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining any records with respect thereto.

          Neither a trust, XL Capital nor any trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of trust preferred securities and such trust, XL Capital and any relevant trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable trust within 90 days, such trust will issue individual trust preferred securities in exchange for the global security representing such trust preferred securities.

          All moneys paid by a trust to a paying agent or a trustee for the payment of distributions on any trust preferred security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to such trust, and the holder of such trust preferred security thereafter may look only to such trust for payment thereof.

Information Concerning the Property Trustee

          The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the relevant declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by such declaration at the request of any holder of the trust preferred securities, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred by it thereby; but the foregoing shall not relieve the property trustee, upon the occurrence of a declaration event of default, from exercising the rights and powers vested in it by the such declaration. The property trustee also serves as the subordinated deferrable interest debentures trustee under the indenture and as the trust preferred guarantee trustee under the trust preferred securities guarantees.

Registrar and Transfer Agent

          In the event that the trust preferred securities do not remain in book-entry only form, the property trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the relevant trust, but upon payment (with the giving of such indemnity as the regular trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

Governing Law

          Each declaration and trust preferred security is governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

          The regular trustees are authorized and directed to operate the trusts in such a way so that the trusts will not be deemed to be an “investment company” required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. XL Capital is authorized and directed to conduct its affairs so that the subordinated deferrable interest debentures will be treated as indebtedness of XL Capital for United States federal income tax purposes. In this connection, the regular trustees and XL Capital are authorized to take any action, not inconsistent with applicable law, the declarations or the Memorandum of Association and Articles of Association of XL Capital, that each of the regular trustees and XL Capital determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities will have no preemptive rights.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the trust preferred securities guarantees executed and delivered by XL Capital for the benefit of the holders from time to time of the trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York is the trust preferred guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary of the material provisions of the trust preferred securities guarantees is subject in all respects to the provisions of, and is qualified by reference to, the trust preferred securities guarantees and the Trust Indenture Act. Each trust preferred securities guarantee will be held by the trust preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

          Pursuant to each trust preferred securities guarantee, XL Capital will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities issued by a trust the guarantee payments (as defined herein) (without duplication of amounts theretofore paid by such trust), to the extent not paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert.

          The following payments or distributions with respect to the trust preferred securities issued by a trust to the extent not paid or made by such trust (the “guarantee payments”) will be subject to the trust preferred securities guarantee thereon (without duplication):

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available therefor;

(2)

the redemption price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust; and

(3)

upon a voluntary or involuntary termination, dissolution or winding-up of such trust (other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for trust preferred securities); the lesser of:

	(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available therefor; and

	(b)	the amount of assets of such trust remaining available for distribution to holders of trust preferred securities in liquidation of such trust.

          XL Capital’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by XL Capital to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

          Each trust preferred securities guarantee will be a full and unconditional guarantee of the guarantee payments with respect to the trust preferred securities issued by the applicable trust from the time of issuance of the trust preferred securities, but will not apply to the payment of distributions and other payments on such trust preferred securities when the property trustee does not have sufficient funds in such property account to make such distributions or other payments. If XL Capital does not make interest payments on the subordinated deferrable interest debentures held by the property trustee, such trust will not make distributions on the trust preferred securities issued by such trust and will not have funds available therefor.

          XL Capital has also agreed separately to guarantee the obligations of each trust with respect to the trust common securities (the “trust common securities guarantees”) to the same extent as the trust preferred securities guarantees, except that upon the occurrence and during the continuation of an indenture event of default, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of XL Capital

          In each trust preferred securities guarantee, XL Capital will covenant that, so long as the trust preferred securities issued by the relevant trust remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under such trust preferred securities guarantee or the declaration of such trust, then XL Capital shall not:

(1)	declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

(2)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)

make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by XL Capital where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

Amendments and Assignment

          Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities (in which case no consent will be required), each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the relevant trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the applicable prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of XL Capital and shall inure to the benefit of the trust preferred guarantee trustee and the holders of the trust preferred securities then outstanding of the relevant trust.

Termination of the Trust Preferred Securities Guarantees

          Each trust preferred securities guarantee will terminate and be of no further force and effect as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, or upon distribution of the subordinated deferrable interest debentures by such trust to the holders of the trust preferred securities of such trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay to such trust or XL Capital, or their successors, any sums paid to them under such trust preferred securities or the trust preferred securities guarantee.

Events of Default

          An event of default under a trust preferred securities guarantee will occur upon the failure of XL Capital to perform any of its payment or other obligations thereunder.

          The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee. If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against XL Capital to enforce the trust preferred guarantee trustee’s rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the trust preferred guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust shall have the right, which is absolute and unconditional, to proceed directly against XL Capital to obtain guarantee payments, without first waiting to determine if the trust preferred guarantee trustee has enforced such trust preferred security guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the trust preferred guarantee trustee or any other person or entity.

Status and Ranking of the Trust Preferred Securities Guarantees

          XL Capital’s obligations under the trust preferred securities guarantees to make the guarantee payments will constitute an unsecured obligation of XL Capital and will rank:

(1)

subordinate and junior in right of payment to all other liabilities of XL Capital, including the subordinated deferrable interest debentures, except for those liabilities of XL Capital expressly made equal with or subordinate to the guarantee payments by their terms;

(2)

equal with the most senior preferred stock issued from time to time by XL Capital and with any guarantee now or hereafter entered into by XL Capital in respect of any preferred stock of any subsidiary or affiliate of XL Capital; and

(3)	senior to XL Capital’s ordinary shares.

The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

          At September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed that would rank senior in right of payment to the trust preferred securities guarantees was approximately $2.7 billion. At September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the trust preferred securities guarantees was approximately $355.0 million.

          Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). Each trust preferred securities guarantee will be deposited with the trust preferred guarantee trustee to be held for the benefit of the holders of the trust preferred securities of the relevant trust. Except as otherwise noted herein, such trust preferred guarantee trustee has the right to enforce the trust preferred securities guarantee on behalf of the holders of such trust preferred securities. Each trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full (without duplication of amounts theretofore paid by the such trust).

          XL Capital’s obligations under the trust preferred securities guarantee with respect to the trust preferred securities issued by each trust, taken together with its obligations under the declaration for each trust, the subordinated deferrable interest debentures purchased by such trust and the indenture, in the aggregate will provide a full and unconditional guarantee by XL Capital of payments due on the trust preferred securities issued by each trust.

Information Concerning the Trust Preferred Guarantee Trustee

          The trust preferred guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trust preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trust preferred guarantee trustee, upon the occurrence of an event of default under the trust preferred securities guarantee, from exercising the rights and powers vested in it by the trust preferred securities guarantee. The trust preferred guarantee trustee also serves as property trustee under the declaration for each trust and as trustee of the indenture relating to the subordinated deferrable interest debentures.

Governing Law

          Each trust preferred securities guarantee is governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

          Subordinated deferrable interest debentures may be issued from time to time in one or more series under an indenture (the “indenture”) among XL Capital and The Bank of New York, as trustee (the “subordinated debt trustee”). The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in any supplemental indenture thereto (as defined below) and those made part of the indenture by reference to the Trust Indenture Act. The following summary of the material provisions of the subordinated deferrable interest debentures indenture is subject in all respects to the provisions of, and is qualified by reference to, the indenture and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

          The subordinated deferrable interest debentures will be unsecured, subordinated obligations of XL Capital. The indenture does not limit the aggregate principal amount of subordinated deferrable interest debentures which may be issued thereunder and provides that the subordinated deferrable interest debentures may be issued from time to time in one or more series. The subordinated deferrable interest debentures are issuable pursuant to an indenture supplemental to the indenture or a resolution of XL Capital’s board of directors or a special committee thereof (each, a “supplemental indenture”).

          In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated deferrable interest debentures subsequently may be distributed pro rata to the holders of the trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to the trust securities. Only one series of subordinated deferrable interest debentures will be issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

          Reference is made to the indenture, any supplemental indenture and any prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

(1)	the specific title of such subordinated deferrable interest debentures;

(2)	any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

(3)	the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

(4)

the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates, including, if applicable, that such subordinated deferrable interest debentures will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default;

(5)

the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

(6)

the right, if any, to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time and the duration of such extension period up to a maximum of 20 consecutive quarters, at the end of which XL Capital shall be obligated to pay all interest then accrued and unpaid, together with interest thereon, at the rate specified for the series of subordinated deferrable interest debentures to the extent permitted by applicable law;

(7)

the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at the option of XL Capital;

(8)

the right and/or obligation, if any, of XL Capital to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period(s) during which, the price(s) at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation;

(9)	the terms of subordination;

(10)	if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

(11)	any and all other terms with respect to such series; and

(12)	whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

          The subordinated deferrable interest debentures will not be convertible into or exchangeable for any other securities.

          The indenture does not contain any provisions that afford holders of subordinated deferrable interest debentures protection in the event of a highly leveraged transaction involving, or a change in control of, XL Capital.

          As of September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion, of which none was secured and all would rank senior in right of payment to the subordinated deferrable interest debentures. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the subordinated deferrable interest debentures was approximately $355.0 million.

Subordination

          The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain other indebtedness of XL Capital to the extent set forth in the indenture, any supplemental indenture and any prospectus supplement.

Certain Covenants

          If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

(1)	there shall have occurred and be continuing any event that would constitute an event of default under the indenture; or

(2)

XL Capital shall be in default with respect to its payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing;

then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

          If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and XL Capital shall have given notice of its election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period as provided in the indenture or any supplemental indenture and such period, or any extension thereof, shall be continuing, then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

          Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

          In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, XL Capital will covenant:

(1)

to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any permitted successor of XL Capital under the indenture may succeed to XL Capital’s ownership of such trust common securities;

(2)

not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations as permitted by the declaration of such trust;

(3)	to use its reasonable efforts to cause such trust

(a)

to remain a statutory trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and

	(b)	to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes; and

(4)

to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

Form, Exchange, Registration and Transfer

          Subordinated deferrable interest debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by XL Capital for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture or any supplemental indenture.

          Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. XL Capital has appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures.

          If a prospectus supplement or supplemental indenture refers to any transfer agents (in addition to the debt registrar) initially designated by XL Capital with respect to any series of subordinated deferrable interest debentures, XL Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that XL Capital will be required to maintain a transfer agent in each place of payment for such series. XL Capital may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

In the event of any redemption in part, XL Capital shall be required to:

(1)

issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed; and

(2)

register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement:

(1)

payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures;

(2)

principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as XL Capital may designate from time to time, except that, at the option of XL Capital, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the debt register with respect to such subordinated deferrable interest debentures; and

(3)

payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

          The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. XL Capital may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that XL Capital will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

          All moneys paid by XL Capital to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to XL Capital and the holder of such subordinated deferrable interest debentures will thereafter look only to XL Capital for payment thereof.

Global Securities

          If any subordinated deferrable interest debentures of a series are represented by one or more global securities (each, a “global security”), the applicable prospectus supplement and supplemental indenture will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. If issued, global securities will represent in the aggregate the total principal or face amount of the securities. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

          The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement and supplemental indenture.

Modification of the Indenture

          The indenture contains provisions permitting XL Capital and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, to modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby:

(1)

extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof;

(2)	reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture;

(3)	change the amount or time of any payment required by any sinking fund provisions of any subordinated deferrable interest debentures;

(4)

make any change that materially adversely affects the rights of a holder of subordinated deferrable interest debentures to require XL Capital to purchase a subordinated deferrable interest debenture in accordance with the terms thereof and the applicable indenture;

(5)	waive a default in the payment of the principal of or interest, if any, on any subordinated deferrable interest debenture; or

(6)	make any subordinated deferrable interest debenture payable in money or securities other than as stated in such subordinated deferrable interest debenture.

          In addition, XL Capital and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of holders of such subordinated deferrable interest debentures in any material respect;

•	to provide for the assumption of XL Capital’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to establish the form or terms of any series of subordinated deferrable interest debentures as permitted by the indenture;

•	to add events of default with respect to such subordinated deferrable interest debentures;

•	to add covenants that would benefit the holders of the subordinated deferrable interest debentures or to surrender any rights or powers XL Capital has under the indenture;

•

to make any change necessary for the registration of the subordinated deferrable interest debentures under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of the holders of the subordinated deferrable interest debentures in any material respect;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the subordinated deferrable interest debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there are no subordinated deferrable interest debentures outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of subordinated deferrable interest debentures of any series as permitted by the indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the subordinated deferrable interest debentures of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one subordinated debt trustee, pursuant to the requirements of the indenture.

Events of Default

          With respect to a particular series of subordinated deferrable interest debentures, the indenture provides (or the supplemental indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an “event of default” with respect to such series of subordinated deferrable interest debentures:

(1)

failure to pay interest on the subordinated deferrable interest debentures of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund payment); or

(2)

failure to perform any other agreement contained in the subordinated deferrable interest debentures of such series or the indenture relating to such series (other than an agreement relating solely to another series of subordinated deferrable interest debentures) for 90 days after notice has been given to XL Capital; or

(3)	certain events of bankruptcy, insolvency or reorganization of XL Capital; or

(4)

in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

          The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal and interest, if any, accrued to the date of acceleration immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured, the rescission would not conflict with any judgment or decree and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from the failure of XL Capital to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default, a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

          The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

(1)

a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

(2)	a default in the covenants described in the first or second paragraph under “— Certain Covenants” above.

Consolidation, Merger and Sale

          The indenture contains a covenant which restricts the ability of XL Capital to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions unless (1) either XL Capital is the successor or, if XL Capital is not the surviving person, the surviving person assumes by supplemental indenture all of the obligations of XL Capital under the subordinated deferrable interest debentures and the indenture; and (2) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

Defeasance and Discharge

          Under the terms of the indenture, XL Capital will be discharged from any and all obligations in respect of the subordinate deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if either (1) all subordinated deferrable interest debentures of such series previously authenticated and delivered have been delivered to the trustee for cancellation (subject to certain provisions of the indenture), or (2) XL Capital deposits with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

Governing Law

          The indenture and the subordinated deferrable interest debentures are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Trustee

          The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture or any supplemental indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture or any supplemental indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might by incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          XL Capital and certain of its affiliates maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which unsecured debt securities of XL Capital are outstanding.

Miscellaneous

          XL Capital will have the right at all times to assign any of its rights or obligations under the indenture or any supplemental indenture to a direct or indirect wholly-owned subsidiary of XL Capital; provided, however, that in the event of any such assignment, XL Capital will remain liable for all of its obligations thereunder. Subject to the foregoing, the indenture and any supplemental indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

PLAN OF DISTRIBUTION

          XL Capital, XL Capital Finance (Europe) plc and the trusts may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

          To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

          Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

          In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

          Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

          In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

          In addition, we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

          We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed by them.

          The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Capital, XL Finance (Europe) plc and/or the applicable trusts from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

          If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The securities may be sold directly by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts or through agents designated by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If dealers are utilized in the sale of any securities, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Capital’s, XL Capital Finance (Europe) plc’s or the applicable trust’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital, XL Capital Finance (Europe) plc or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

          If so indicated in the applicable prospectus supplement, XL Capital, XL Capital Finance (Europe) plc or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital, XL Capital Finance (Europe) plc or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

          Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

          Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to indemnification by XL Capital, XL Capital Finance (Europe) plc or the applicable trust against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts in the ordinary course of business.

          Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

          Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Capital Finance (Europe) plc and the trusts) in the ordinary course of business.

LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for us by Appleby Spurling Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Capital Finance (Europe) plc and XL Capital by Slaughter and May, London, England. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts.

EXPERTS

          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of XL Capital Ltd for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS

          XL Capital is a Cayman Islands company. XL Capital Finance (Europe) plc is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Capital Finance (Europe) plc or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Capital Finance (Europe) plc with process in the United States with respect to actions against it arising out of or in connection with violations of

United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent appointed for that purpose.

          XL Capital has been advised by Appleby Spurling Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment; provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty; provided, further, that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States Courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

          XL Capital has been advised by Slaughter and May, its English and Welsh counsel, that any final and conclusive judgment for a definite sum of money (provided that such sum is not in respect of taxes, a fine or other penalty) obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering will be recognized in England; provided that:

(A)	the judgment was not obtained by fraud;

(B)	the enforcement of the judgment would not be contrary to English public policy;

(C)	the judgment is not of a public nature;

(D)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

(E)	the judgment was not obtained in proceedings contrary to natural justice;

(F)	the judgment is not inconsistent with an English judgment in respect of the same matter;

(G)	the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

(H)	enforcement proceedings are instituted within six years after the date of the judgment; and

(I)	the foreign court had jurisdiction according to the English rules on private international law.

A foreign judgment may be “final and conclusive” though it is subject to appeal.

          An English court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and England providing for such enforcement and there are grounds upon which the English courts may choose not to enforce judgments of United States courts.

$325,000,000
6.25% Senior Notes due 2027

PROSPECTUS SUPPLEMENT
May 2, 2007

Goldman, Sachs & Co.

Banc of America Securities LLC
BNP PARIBAS
BNY Capital Markets, Inc.
Calyon Securities (USA) Inc.
HSBC
HVB Capital Markets, Inc.
ING Wholesale Banking
KeyBanc Capital Markets
Lloyds TSB Corporate Markets
Mitsubishi UFJ Securities
Mizuho Securities USA Inc.
The Williams Capital Group, L.P.